Exhibit 99.1

Press Release

PartnerRe Ltd. Announces New Share Repurchase Authorization of Up To 7 Million Common Shares

PEMBROKE, Bermuda, Dec 30, 2010 (BUSINESS WIRE) --

Regulatory News:

PartnerRe Ltd. (NYSE,Euronext:PRE) today announced that its Board of Directors has approved a new share repurchase authorization of up to 7 million common shares, effective immediately. This replaces the prior authorization of 7 million common shares announced by the Company in September 2010. To date in 2010, the Company has repurchased 13.9 million common shares.

From time to time, and depending on market conditions, the Company will continue the repurchase program in open market or privately negotiated or structured transactions.

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company, through its wholly owned subsidiaries, also offers capital markets products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multiline and other lines, life/annuity and health, and alternative risk products. For the year ended December 31, 2009, total revenues were $5.4 billion. At September 30, 2010, total assets were $24.3 billion, total capital was $8.4 billion and total shareholders' equity was $7.6 billion.

PartnerRe on the Internet: www.partnerre.com

SOURCE: PartnerRe Ltd.

PartnerRe Ltd.
441-292-0888
Investor Contact: Robin Sidders
Media Contact: Celia Powell
or
Sard Verbinnen & Co
212-687-8080
Drew Brown/Briana Kelly